SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-UNC INC

          GABELLI FOUNDATION
                                 9/17/97           35,000-           15.0000
          THE GABELLI PERFORMANCE PARTNERSHIP
                                 9/17/97           15,000-           15.0000
          GABELLI INTERNATIONAL LTD
                                 9/17/97          100,000-           15.0000
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 9/17/97          195,000-           15.0000
               THE GABELLI EQUITY TRUST,INC.
                                 9/17/97           25,000-           15.0000
               THE GABELLI ASSET FUND
                                 9/17/97          100,000-           15.0000
               THE GABELLI ABC FUND
                                 9/17/97          114,000-           15.0000
          GAMCO INVESTORS, INC.
                                 9/17/97          446,500-           15.0000
          GAMCO INVESTORS, INC.
                                 9/17/97           25,000-           15.0000
          GABELLI ASSOCIATES LTD
                                 9/17/97           75,000-           15.0000
          GABELLI ASSOCIATES FUND
                                 9/17/97          626,100-           15.0000










          (1) ALL TRANSACTIONS OCCURRING ON 9/17/97 WERE IN CONNECTION WITH THE MERGER DESCRIBED IN ITEM 5 (A) OF THIS AMENDMENT TO
              SCHEDULE 13D.





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